First Quarter Financial Results Conference Call November 6, 2013 Exhibit 99.2

Safe Harbor Statement
Safe Harbor Statement

Certain statements herein constitute forward-looking statements within the meaning of the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended.  When used herein, words such as “believe,”
“expect,” “anticipate,” “project,” “plan,” “estimate,” “will” or “intend” and similar words or expressions as they relate to the Company or its management constitute forward-looking statements. These forward-looking statements reflect our current views with respect to future events and are based on currently available financial, economic and competitive data and our current business plans. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise. Actual results could vary materially depending on risks and uncertainties that may affect our operations, markets, prices and other factors. Important factors that could cause actual results to differ materially from those forward-looking statements include those contained under the heading of risk factors and in the management’s discussion and analysis contained from time-to-time in the Company’s filings with the Securities and Exchange Commission.
Adjusted EBITDA and related reconciliation presented here represents earnings before interest, taxes, depreciation and amortization as adjusted for restructuring/impairment charges, gross profit effects of capitalized profit in inventory from acquisition and acquisition contingency settlement, and gain on sale of investment. The
Company believes Adjusted EBITDA is commonly used by financial analysts and others in the industries in which the Company operates and, thus, provides useful information to investors. The Company does not intend, nor should the reader consider, Adjusted EBITDA an alternative to net income, net cash provided by operating activities or any other items calculated in accordance with GAAP. The Company's definition of Adjusted EBITDA may not be comparable with Adjusted EBITDA as defined by other companies. Accordingly, the measurement has limitations depending on its use.

3 • 1 Quarter Highlights • 1 Quarter Segmented Operating Results • Liquidity & Capital Resources • Revenue Recognition • Fiscal 2014 Outlook • Q & A Today’s Agenda st st

• Sales in each of our business segments increased not only from acquisitions, but also on an organic basis
• Awarded 28 new business programs during the first quarter of fiscal
2014 with potential annualized sales of $8.2 million as well as a foreign sonobuoy award of $5.0 million
• Completed the acquisition of certain assets of Aydin Displays, LLC.
• Quarter end sales backlog of approximately $205.7 million, up 32% from a year ago
– Excluding the newly acquired businesses, backlog was approximately $166.4 million representing a 7% increase over the prior year quarter.
1 Quarter Highlights st

Consolidated Financial Results
Fiscal 2014 1   Quarter
(Adjusted)
2013 2012 2013 2012
Net Sales $    74,198 $    50,801 $    74,198 $    50,801 $    23,397
Gross Profit 12,194 8,000 12,194 8,000 4,194
16.4% 15.7% 16.4% 15.7%
Selling and Administrative Expense 7,645 5,472 7,645 5,472 (2,173)
10.3% 10.8% 10.3% 10.8%
Internal R&D Expense 389 305 389 305 (84)
Amortization of intangible assets 598 102 598 102 (496)
Restructuring/impairment charges 188 - - - -
Other operating expense, net (3) (10) (3) (10) (7)
Operating Income 3,377 2,131 3,565 2,131 1,434
4.6% 4.2% 4.8% 4.2%
Income Before Provision For Income Tax 3,393 2,188 3,581 2,188 1,393
Provision For  Income Taxes 1,107 731 1,169 731 (438)
Net Income $      2,286 $      1,457 $      2,412 $      1,457 $         955
3.1% 2.9% 3.3% 2.9%
Income per Share (Basic) $        0.23 $        0.14 $        0.24 $        0.14 $        0.10
Income per Share (Diluted) $        0.23 $        0.14 $        0.24 $        0.14 $        0.10
($ in 000’s, except per share)
(adjusted removes certain gains and charges)
(Reported) (Adjusted)
Quarter ended Sept 30, Quarter ended Sept 30,
Total YoY
Variance
st

Consolidated Financial Results
Adjusted EBITDA
2013 2012
Net Income $      2,286 $      1,457 $       829
Interest expense 158 81 77
Interest income (2) (28) 26
Provision for income taxes 1,107 731 376
Depreciation and amortization 1,721 479 1,242
Restructuring/impairment charges 188 - 188
Adjusted EBITDA $      5,458 $      2,720 $    2,738
7.4% 5.4%
Quarter ended Sept 30,
YoY
Variance

Operating Results
Operating Results
Revenue & Gross Profit
Revenue & Gross Profit

SEGMENT 2013 % of Total 2012 % Change
Medical $    42,008 57% $    28,059 50%
Complex Systems 18,265 25% 12,347 48%
DSS 17,893 24% 14,987 19%
Inter-company (3,968) -5% (4,592) -14%
Totals $    74,198 100% $    50,801 46%
SEGMENT 2013 GP %  2012 GP %
Medical $       6,978 16.6% $       4,194 14.9%
Complex Systems 1,868 10.2% 1,096 8.9%
DSS 3,348 18.7% 2,710 18.1%
Totals $    12,194 16.4% $       8,000 15.7%
($ in 000’s)
3 months ended Sept 30,
3 months ended Sept 30,
REVENUE
GROSS PROFIT

sparton
Empowering your Vision

Outstanding Debt ($ '000)
Debt:Equity Ratio

Liquidity & Capital Resources
50,000
25,000
0
Jun-10
Jun-11 Jun-12
Jun-13
Sep-13
1,917
1,796
1,669
11,539
30,006
0.31
0.35
0.30
0.25
0.20
0.15
0.10
0.05
-
($ in '000) Sep-12 Dec-12 Mar-13 Jun-13 Sep-13
Cash and equivalents 43,096 6,066 4,358 6,085 2,719
LOC Availability 16,012 51,000 52,000 55,000 36,000
Total 59,108 57,066 56,358 61,085 38,719
($ in '000)
Sep-12 Dec-12 Mar-13 Jun-13 Sep-13
Credit Revolver - 14,000 13,000 10,000 28,500
IRB (Ohio) 1,637 1,604 1,572 1,539 1,506
Total 1,637 15,604 14,572 11,539 30,006
($ in '000)
Sep-12 Dec-12 Mar-13 Jun-13 Sep-13
Net Inventory 38,467 45,367 46,928 46,334 55,658
Cash Availability
Debt
Inventory

•
The new policy continues to recognize revenue under the percentage of completion method
Revenue Recognition
Revenue was recognized for
each lot of sonobuoys
produced when that lot was
formally accepted by the
customer
Revenue is recognized
when production and
internal testing of each lot of
sonobuoys is completed
From Completed Units
Accepted Basis
To Units-of-Production
Basis

Revenue Recognition
FY13 Q1 Reconciliation Table
Consolidated Statement of Income Data:
Net Sales $ 49,020 $ 1,781 $ 50,801
Cost of goods sold
Gross profit
Income before provision for income taxes
Provision for income taxes
Net income
Income per share of common stock - Basic
Income per share of common stock - Diluted
Weighted average shares outstanding - Basic
Weighted average shares outstanding - Diluted
10,163,151 10,163,151
0.09 0.05 0.14
10,141,612 10,141,612
953 504 1,457
0.09 0.05 0.14
1,401 787 2,188
448 283 731
41,807 994 42,801
7,213 787 8,000
For the Three Months Ended September 30, 2012
As Originally Reported Adjustment As Restated
(Dollars in thousands, except share amounts)

Fiscal 2014 Outlook
Fiscal 2014 Outlook

Implementation of the strategic growth plan
Focus on sustained profitability
Complete the integration of Aydin Displays
– Continue to grow organically
– Maintain our level of investment in internal research & development to commercially extend our product lines
– Continue to enable our engineering workforce to develop new and innovative proprietary solutions for our end markets
– Continue to seek out complementary and compatible acquisitions
– Further leverage Viet Nam as a low cost country alternative and in-region provider
– Continue margin improvements across the entire company
– Increase capacity utilization
– Continue additional improvements in operating performance through lean and quality efforts
•
•
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12 Q & A